                                                                    EXHIBIT 23.5

        [LETTERHEAD OF O'REILLY, MARSH & CORTESELLI P.C. APPEARS HERE]


                                    CONSENT

          We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 filed by Roslyn Bancorp, Inc. and all amendments thereto and the Application for Conversion on the Form 86-AC filed by The Roslyn Savings Bank (the "Bank") and all amendments thereto, and the Notice and Application for Conversion for The Roslyn Savings Bank, Roslyn, New York filed by The Roslyn Savings Bank with the Federal Deposit Insurance Corporation and all amendments thereto relating to the conversion of the Bank from a New York chartered mutual savings bank to a New York chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Roslyn Bancorp, Inc., a holding company formed for such purpose, and the offering of Roslyn Bancorp, Inc.'s common stock.



                                           /s/ O'Reilly, Marsh & Corteselli P.C.
                                           ------------------------------------
                                           O'REILLY, MARSH & CORTESELLI P.C.

DATED THIS 16TH DAY OF AUGUST, 1996